Exhibit 99.1

Genpact Reports Second Quarter 2018 Results

Revenues of $729 Million, Up 9% (~8% on a constant currency basis)1

Global Client BPO Revenues of $569 Million, Up 11% (~10% on a constant currency basis)

Diluted EPS of $0.33; Adjusted Diluted EPS2 of $0.41

NEW YORK, August 7, 2018 — Genpact Limited (NYSE: G), a global professional services firm focused on delivering digital transformation, today announced financial results for the second quarter ended June 30, 2018.

“During the second quarter, we delivered solid results and continued to accelerate momentum on a variety of fronts.  Our Global Client and GE pipelines are expanding, and recent large deal wins confirm that we are building our reputation as a preferred digital transformation partner for many new and existing clients,” said “Tiger” Tyagarajan, Genpact’s president and CEO.  “We continue to invest organically and inorganically in our service lines and are excited about the capabilities we are building, including in supply chain management where we recently announced a consulting acquisition.  This is one of the biggest transformational areas for clients across a range of our industry verticals.  We believe we are well positioned for long-term profitable growth in our attractive and underpenetrated markets.”

Key Financial Results – Second Quarter 2018

•	Total revenue was $729 million, up 9% year-over-year (up ~8% on a constant currency basis).
•

Income from operations was $80 million, down 2% year-over-year, with a corresponding margin of 10.9%.  Adjusted income from operations was $110 million, down 1% year-over-year, with a corresponding margin of 15.0%.[3]

•	Diluted earnings per share were $0.33, down 6% year-over-year, and adjusted diluted earnings per share were $0.41, down 3% year-over-year.
•	Genpact repurchased approximately 1.1 million of its common shares during the quarter for total consideration of $34 million at an average price per share of $31.05.

Revenue Details – Second Quarter 2018

Total Company

•	Total BPO revenue was $606 million, up 9% year-over-year, representing approximately 83% of total revenues.
•	Total IT revenue was $123 million, up 7% year-over-year, representing approximately 17% of total revenues.

[1]

Revenue growth on a constant currency basis is a non-GAAP measure and is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

[2]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of GAAP diluted earnings per share and adjusted diluted earnings per share is attached to this release.
[3]

Adjusted income from operations and adjusted income from operations margin are non-GAAP measures. A reconciliation of GAAP income from operations and adjusted income from operations and a reconciliation of GAAP income from operations margin and adjusted income from operations margin are attached to this release.

Global Clients

•	Revenue from Global Clients was $663 million, up 9% year-over-year (up ~8% on a constant currency basis), representing approximately 91% of total revenues.
•	Global Client BPO revenue was $569 million, up 11% year-over-year (up ~10% on a constant currency basis).
•	Global Client IT revenue was $94 million, down 2% year-over-year.

GE

•	Revenue from GE was $65 million, up 4% year-over-year, representing approximately 9% of total revenues.
•	GE BPO revenue was $37 million, down 18% year-over-year.
•	GE IT revenue was $28 million, up 58% year-over-year.

Cash Flow from Operations

•	Cash generated from operations was $77 million in the second quarter of 2018, compared to $84 million during the second quarter of 2017.

2018 Outlook

Genpact now expects:

•

Total revenue for the full year 2018 of $2.945 to $3.01 billion, up from the prior outlook of $2.93 to $3.00 billion.  This represents a projected year-over-year growth rate in the range of approximately 8% to 10%, up from a projected range of 7% to 9.5% based on our prior outlook.

•	Global Client revenue growth in the range of 9.5% to 11.5%, up from our prior outlook in the range of 9% to 11%.

Genpact continues to expect:

•	Adjusted income from operations margin[4] of approximately 15.8%.
•	Adjusted diluted EPS[5] of $1.72 to $1.76.

Conference Call to Discuss Financial Results

Genpact’s management will host an hour-long conference call beginning at 4:30 p.m. ET on August 7, 2018 to discuss the company’s performance for the second quarter ended June 30, 2018. To participate, callers can dial +1 (877) 654-0173 from within the U.S. or +1 (281) 973- 6289 from any other country. Thereafter, callers will be prompted to enter the conference ID, 2281499.

A live webcast of the call will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot join the call live, a replay will be archived on the Genpact website after the end of the call. A transcript of the call will also be made available on the website.

[4]

Adjusted income from operations margin is a non-GAAP measure.  A reconciliation of the outlook for GAAP income from operations margin and adjusted income from operations margin is attached to this release.

[5]	Adjusted diluted earnings per share is a non-GAAP measure. A reconciliation of the outlook for GAAP diluted earnings per share and adjusted diluted earnings per share is attached to this release.

About Genpact

Genpact (NYSE: G) is a global professional services firm that makes business transformation real. We drive digital-led innovation and digitally-enabled intelligent operations for our clients, guided by our experience running thousands of processes for hundreds of Global Fortune 500 companies. We think with design, dream in digital, and solve problems with data and analytics. We obsess over operations and focus on the details – all 80,000+ of us. From New York to New Delhi and more than 20 countries in between, Genpact has the end-to-end expertise to connect every dot, reimagine every process, and reinvent companies’ ways of working. We know that rethinking each step from start to finish will create better business outcomes. Whatever it is, we’ll be there with you – putting data and digital to work to create bold, lasting results – because transformation happens here.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process outsourcing and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to convert bookings to revenues, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation and other laws and regulations, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, foreign currency fluctuations, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact's Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management's current analysis of future events and should not be relied upon as representing management's expectations or beliefs as of any date subsequent to the time they are made. Genpact undertakes no obligation to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contacts

Investors	Roger Sachs, CFA
+1 (203) 808-6725
roger.sachs@genpact.com

Media	Gail Marold +1 (919) 345-3899 gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31,	As of June 30,
	2017	2018
Assets
Current assets
Cash and cash equivalents	$504,468	$333,903
Accounts receivable, net	693,085	691,347
Prepaid expenses and other current assets	236,342	207,334
Total current assets	$1,433,895	$1,232,584
Property, plant and equipment, net	207,030	202,669
Deferred tax assets	76,929	88,278
Investment in equity affiliates	886	834
Intangible assets, net	131,590	120,624
Goodwill	1,337,122	1,311,361
Contract cost assets	—	162,178
Other assets	262,169	147,550
Total assets	$3,449,621	$3,266,078
Liabilities and equity
Current liabilities
Short-term borrowings	$170,000	$215,000
Current portion of long-term debt	39,226	39,249
Accounts payable	15,050	20,942
Income taxes payable	30,026	54,513
Accrued expenses and other current liabilities	584,482	483,241
Total current liabilities	$838,784	$812,945
Long-term debt, less current portion	1,006,687	987,314
Deferred tax liabilities	6,747	7,036
Other liabilities	168,609	162,358
Total liabilities	$2,020,827	$1,969,653
Redeemable non-controlling interest	4,750	—
Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 192,825,207 and 189,876,061 issued and outstanding as of December 31, 2017 and June 30, 2018, respectively	1,924	1,895
Additional paid-in capital	1,421,368	1,438,072
Retained earnings	355,982	338,120
Accumulated other comprehensive income (loss)	(355,230)	(481,662)
Total equity	$1,424,044	$1,296,425
Total liabilities, redeemable non-controlling interest and equity	$3,449,621	$3,266,078

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Three months ended June 30,		Six months ended June 30,
	2017[6]	2018	2017[6]	2018
Net revenues	$670,697	$728,561	$1,293,692	$1,417,473
Cost of revenue	414,508	462,898	797,845	907,222
Gross profit	$256,189	$265,663	$495,847	$510,251
Operating expenses:
Selling, general and administrative expenses	167,758	176,166	328,616	347,275
Amortization of acquired intangible assets	8,387	9,826	15,629	19,762
Other operating (income) expense, net	(915)	149	(8,453)	(69)
Income from operations	$80,959	$79,522	$160,055	$143,283
Foreign exchange gains (losses), net	1,913	2,805	(3,000)	7,603
Interest income (expense), net	(9,850)	(10,407)	(15,343)	(18,507)
Other income (expense), net	11,560	9,748	12,113	25,298
Income before equity-method investment activity, net and income tax expense	$84,582	$81,668	$153,825	$157,677
Equity-method investment activity, net	(9)	(15)	(4,567)	(15)
Income before income tax expense	$84,573	$81,653	$149,258	$157,662
Income tax expense	15,471	17,079	27,716	29,154
Net income	$69,102	$64,574	$121,542	$128,508
Net loss (income) attributable to redeemable non-controlling interest	(156)	—	742	761
Net income attributable to Genpact Limited shareholders	$68,946	$64,574	$122,284	$129,269
Net income available to Genpact Limited common shareholders	$68,946	$64,574	$122,284	$129,269
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.36	$0.34	$0.63	$0.68
Diluted	$0.36	$0.33	$0.62	$0.66
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	191,469,593	190,132,664	195,269,561	191,474,645
Diluted	193,732,406	193,365,974	198,194,172	194,827,272

[6]

Cost of revenue, selling, general and administrative expenses, other income (expense) and income from operations for the three and six months ended June 30, 2017 have been restated due to the adoption of ASU No. 2017-07 with effect from January 1, 2018.

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six months ended June 30,
	2017	2018
Operating activities
Net income attributable to Genpact Limited shareholders	$122,284	$129,269
Net loss attributable to redeemable non-controlling interest	(742)	(761)
Net income	$121,542	$128,508
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	27,312	31,613
Amortization of debt issuance costs	877	979
Amortization of acquired intangible assets	15,629	19,762
Write-down of intangible assets and property, plant and equipment	—	850
Reserve for doubtful receivables	1,793	1,347
Unrealized loss (gain) on revaluation of foreign currency asset/liability	2,956	(7,350)
Equity-method investment activity, net	4,567	15
Stock-based compensation expense	12,351	18,724
Deferred income taxes	(5,260)	(4,194)
Others, net	(4,816)	294
Change in operating assets and liabilities:
Increase in accounts receivable	(1,958)	(4,548)
Increase in prepaid expenses, other current assets, contract cost assets and other assets	(35,248)	(71,559)
Increase in accounts payable	1,624	6,289
Decrease in accrued expenses, other current liabilities and other liabilities	(52,022)	(96,965)
Increase in income taxes payable	25,977	25,719
Net cash provided by operating activities	$115,324	$49,484

Investing activities
Purchase of property, plant and equipment	(29,350)	(37,703)
Payment for internally generated intangible assets (including intangibles under development)	(8,950)	(11,544)
Proceeds from sale of property, plant and equipment	566	309
Investment in equity affiliates	(496)	—
Payment for business acquisitions, net of cash acquired	(207,181)	(728)
Payment for purchase of redeemable non-controlling interest	—	(4,730)
Net cash used for investing activities	$(245,411)	$(54,396)
Financing activities
Repayment of capital lease obligations	(1,106)	(1,108)
Payment of debt issuance costs	(1,481)	—
Proceeds from long-term debt	350,000	—
Repayment of long-term debt	(20,000)	(20,000)
Proceeds from short-term borrowings	230,000	105,000
Repayment of short-term borrowings	(185,000)	(60,000)
Proceeds from issuance of common shares under stock-based compensation plans	10,080	9,388
Payment for net settlement of stock-based awards	(9,949)	(14,229)
Payment of earn-out/deferred consideration	(1,287)	(1,476)
Dividend paid	(23,515)	(28,648)
Payment for stock repurchased and retired	(219,784)	(130,103)
Payment for expenses related to stock purchase	(16)	(82)
Net cash provided by (used for) financing activities	$127,942	$(141,258)
Effect of exchange rate changes	20,586	(24,395)
Net increase (decrease) in cash and cash equivalents	(2,145)	(146,170)
Cash and cash equivalents at the beginning of the period	422,623	504,468
Cash and cash equivalents at the end of the period	$441,064	$333,903
Supplementary information
Cash paid during the period for interest	$10,648	$21,808
Cash paid during the period for income taxes	$28,649	$34,809
Property, plant and equipment acquired under capital lease obligations	$1,485	$668

Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following non-GAAP financial measures:

•	Adjusted income from operations attributable to shareholders of Genpact Limited, or adjusted income from operations;
•	Adjusted income from operations margin;
•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share; and
•	Revenue growth on a constant currency basis.

These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Accordingly, these non-GAAP financial measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP financial measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition-related expenses, amortization of related acquired intangibles, and amortization of acquired intangibles at the company’s formation in 2004 for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and the amortization of acquired intangibles thereof, since July 2012 Genpact’s management has used financial statements that exclude all acquisition-related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision-making purposes, including comparing Genpact’s operating results to those of its competitors. For the same reasons, since April 2016 Genpact’s management has excluded the impairment of acquired intangible assets from the financial statements it uses for internal management reporting purposes. Acquisition-related expenses are excluded in the period in which an acquisition is consummated.

Genpact’s management also uses financial statements that exclude stock-based compensation expense. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude such expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Additionally, in its calculations of such non-GAAP financial measures, Genpact’s management has adjusted other income and expenses, certain gains, losses and impairment charges attributable to equity-method investments, and gains or losses attributable to non-controlling interests because management believes that the Company’s results after taking into account these adjustments more accurately reflect the Company’s ongoing operations. For the purpose of calculating adjusted diluted earnings per share, the combined current and deferred tax effect is determined by multiplying each pre-tax adjustment by the applicable statutory income tax rate.

Genpact’s management provides information about revenues on a constant currency basis so that the revenues may be viewed without the impact of foreign currency exchange rate fluctuations, thereby facilitating period-to-period comparisons of our true business performance. Revenue growth on a constant currency basis is calculated by restating current-period activity using the prior fiscal period’s foreign currency exchange rates adjusted for hedging gains/losses in such period.

Accordingly, Genpact believes that the presentation of adjusted income from operations, adjusted income from operations margin, adjusted diluted earnings per share and revenue growth on a constant currency basis, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted income from operations margin versus income from operations and income from operations margin calculated in accordance with GAAP is that these non-GAAP financial measures exclude certain recurring costs and certain other charges, namely stock-based compensation and amortization and impairment of acquired intangibles. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted income from operations margin.

The following tables show the reconciliation of these non-GAAP financial measures from GAAP for the three and six months ended June 30, 2017 and 2018:

Reconciliation of Adjusted Income from Operations and Adjusted Income from Operations Margin

(Unaudited)

(In thousands)

	Three months ended June 30,		Six months ended June 30,
	2017	2018	2017	2018
Income from operations	$80,959	$79,522	$160,055	$143,283
Add: Stock-based compensation	7,365	10,937	12,351	18,724
Add: Amortization of acquired intangible assets	7,848	9,431	14,557	18,971
Add: Acquisition-related expenses	2,969	—	3,391	—
Add: Other income (expense), net	11,560	9,748	12,113	25,298
Less: Equity-method investment activity, net	(9)	(15)	(4,567)	(15)
Add: Net loss (income) attributable to redeemable non- controlling interest	(156)	—	742	761
Adjusted income from operations	$110,536	$109,623	$198,642	$207,022
Income from operations margin	12.1%	10.9%	12.4%	10.1%
Adjusted income from operations margin	16.5%	15.0%	15.4%	14.6%

Reconciliation of Adjusted Diluted EPS7

(Unaudited)

(Per share data)

	Three months ended June 30,		Six months ended June 30,
	2017	2018	2017	2018
Diluted EPS	$0.36	$0.33	$0.62	$0.66
Add: Stock-based compensation	0.04	0.06	0.06	0.10
Add: Amortization of acquired intangible assets	0.04	0.05	0.07	0.10
Add: Acquisition-related expenses	0.02	—	0.02	—
Less: Tax impact on stock-based compensation	(0.01)	(0.01)	(0.02)	(0.03)
Less: Tax impact on amortization of acquired intangibles	(0.01)	(0.01)	(0.02)	(0.02)
Less: Tax impact on acquisition-related expenses	—	—	—	—
Adjusted diluted EPS	$0.43	$0.41	$0.73	$0.80

[7]	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.

The following tables show the reconciliation of forward-looking non-GAAP financial measures from GAAP for the year ending December 31, 2018:

Reconciliation of Outlook for Adjusted Income from Operations Margin

(Unaudited)

Year ending December 31, 2018
Income from operations margin	11.7%
Add: Estimated stock-based compensation	1.6%
Add: Estimated amortization of acquired intangible assets	1.2%
Add: Estimated acquisition-related expenses	0.1%
Add: Estimated other income (expense), net	1.2%
Less: Estimated equity-method investment activity, net	—
Adjusted income from operations margin	15.8%

Reconciliation of Outlook for Adjusted Diluted EPS8

(Unaudited)

(Per share data)

	Year ending December 31, 2018
	Lower	Upper
Diluted EPS	$1.41	$1.45
Add: Estimated stock-based compensation	0.24	0.24
Add: Estimated amortization of acquired intangible assets	0.18	0.18
Add: Estimated acquisition-related expenses	0.01	0.01
Less: Estimated tax impact on stock-based compensation	(0.08)	(0.08)
Less: Estimated tax impact on amortization of acquired intangibles	(0.05)	(0.05)
Less: Estimated tax impact on acquisition-related expenses	—	—
Adjusted diluted EPS	$1.72	$1.76

[8]	Due to rounding, the numbers presented in this table may not add up precisely to the totals provided.